                                                                    EXHIBIT 12.1

                          STATEMENT RE: COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                          TEN MONTHS
                      YEAR ENDED DECEMBER 31                 ENDED         TWO MONTHS          YEAR ENDED DECEMBER 31
             -----------------------------------------    OCTOBER 31,    ENDED DECEMBER   --------------------------------
                1993         1994           1995             1996           31, 1996                            1997
             -----------  -----------  ---------------  ---------------  ---------------       1996        ---------------
                                                                                          ---------------
                                                                                            (PRO FORMA)
Consolidated
  pretax
  income     $  (192,000) $ 1,079,000  $      (416,000) $    (2,577,000) $       851,000  $    (2,457,000) $     1,255,000
Interest
  expense      1,033,000      507,000        1,598,000        1,609,000          203,000        2,305,000        2,431,000
Interest
  portion
  of rental
  expense        171,600      297,660          323,425          193,380           35,310          228,690          262,241
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------
Earnings
  (loss)     $ 1,012,600  $ 1,883,660  $     1,505,425  $      (774,620) $     1,089,310  $        76,690  $     3,948,241
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------

Interest
  expense    $ 1,033,000  $   507,000  $     1,598,000  $     1,609,000  $       203,000  $     2,305,000  $     2,431,000
Interest
  portion
  of rental
  expense        171,600      297,660          323,425          193,380           35,310          228,690          262,241
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------
Fixed
  charges    $ 1,204,600  $   804,660  $     1,921,425  $     1,802,380  $       238,310  $     2,533,690  $     2,693,241
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------

Ratio of
  earnings
  (loss) to
  fixed
  charges           0.84         2.34             0.78        --                    4.57             0.03             1.47
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------
             -----------  -----------  ---------------  ---------------  ---------------  ---------------  ---------------


               SIX MONTHS
             ENDED JUNE 30,
                  1998
             ---------------

Consolidate
  pretax
  income     $     1,398,000
Interest
  expense          1,449,000
Interest
  portion
  of rental
  expense            416,344
             ---------------
Earnings
  (loss)     $     3,263,344
             ---------------
             ---------------
Interest
  expense    $     1,449,000
Interest
  portion
  of rental
  expense            416,344
             ---------------
Fixed
  charges    $     1,865,344
             ---------------
             ---------------
Ratio of
  earnings
  (loss) to
  fixed
  charges               1.75
             ---------------
             ---------------

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